- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                       DATE OF REPORT: FEBRUARY 14, 1995
               DATE OF EARLIEST EVENT REPORTED: JANUARY 31, 1995

                          AMERICAN GENERAL CORPORATION
             (Exact name of registrant as specified in its charter)

            TEXAS                           1-7981                  74-0483432
 (State or other jurisdiction      (Commission File Number)        IRS Employer
      of incorporation)                                       Identification Number)

2929 ALLEN PARKWAY, HOUSTON, TEXAS        77019
  (Address of principal executive       (Zip Code)
              offices)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 522-1111

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                          AMERICAN GENERAL CORPORATION

                         TABLE OF CONTENTS TO FORM 8-K

                                                                                           PAGE
                                                                                           ----
Item 2.    Acquisition or Disposition of Assets.
           Acquisition of American Franklin Company......................................
                                                                                             3

Item 7.    Financial Statements, Pro Forma Financial Information, and Exhibits.
           (a)  Financial Statements of Business Acquired -- American Franklin Company.
                Report of Independent Accountants........................................    4
                Consolidated Statement of Income for the year ended December 31, 1993....    5
                Consolidated Balance Sheet at December 31, 1993..........................    6
                Consolidated Statement of Stockholder's Equity for the year ended
                  December 31, 1993......................................................    7
                Consolidated Statement of Cash Flows for the year ended December 31,
                  1993...................................................................    8
                Notes to Consolidated Financial Statements...............................    9
                Consolidated Statement of Income for the nine months ended September 30,
                  1994 and 1993 (Unaudited)..............................................   21
                Consolidated Balance Sheet at September 30, 1994 and 1993 (Unaudited)....   22
                Consolidated Statement of Cash Flows for the nine months ended September
                  30, 1994 and 1993 (Unaudited)..........................................   23
                Note to Unaudited Consolidated Financial Statements (Unaudited)..........   24
           (b)  Pro Forma Financial Information.
                Pro Forma Financial Information of American General Corporation..........   25
                Pro Forma Consolidated Balance Sheet at September 30, 1994 (Unaudited)...   26
                Pro Forma Consolidated Statement of Income for the nine months ended
                  September 30, 1994 (Unaudited).........................................   27
                Pro Forma Consolidated Statement of Income for the year ended December
                  31, 1993 (Unaudited)...................................................   28
                Notes to Pro Forma Consolidated Financial Statements (Unaudited).........   29
           (c)  Exhibits.................................................................   35
           Signature.....................................................................
                                                                                            36

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

  Acquisition of American Franklin Company

     On January 31, 1995, American General Corporation (AGC) through its wholly-owned subsidiary, AGC Life Insurance Company (AGC Life), acquired American Franklin Company (AFC), the holding company of The Franklin Life Insurance Company, pursuant to a Stock Purchase Agreement dated as of November 29, 1994, between AGC and American Brands, Inc. The purchase price was $1.17 billion, consisting of $920 million in cash paid at closing and a $250 million cash dividend paid by AFC to American Brands, Inc. prior to closing. The dividend was paid on January 30, 1995.

     Funds for payment of the purchase price by AGC Life were borrowed from AGC immediately before the closing, as evidenced by a 10 year senior note. The source of funds for AGC's loan to AGC Life was short-term floating-rate debt. AGC expects that permanent financing will consist of a mix of short-term floating-rate debt, long-term fixed-rate corporate debt, and preferred stock of a subsidiary.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS.

     (a) Financial Statements of Business Acquired.

          The financial statements of American Franklin Company are on pages 4-24. See the Table of Contents for a list of the financial information contained therein.

                       REPORT OF INDEPENDENT ACCOUNTANTS

                            ------------------------

To the Board of Directors
  and Stockholder of
  American Franklin Company

     We have audited the consolidated balance sheet of American Franklin Company (a wholly-owned subsidiary of American Brands, Inc.) and Subsidiaries as of December 31, 1993 and the related consolidated statements of income, stockholder's equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of American Franklin Company and Subsidiaries as of December 31, 1993, and the consolidated results of their operations and their cash flows for the period ended December 31, 1993, in conformity with generally accepted accounting principles.

     As discussed in the Notes to Consolidated Financial Statements, the Company has changed its methods of accounting for postretirement benefits other than pensions, certain investments in debt and equity securities, and reinsurance contracts.

                                          COOPERS & LYBRAND L.L.P.

203 North LaSalle
Chicago, Illinois 60601
February 1, 1994, except for note 13
as to which the date is January 30, 1995.

                           AMERICAN FRANKLIN COMPANY

                        CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1993
                                 (IN MILLIONS)

Premiums and other revenues
  Premiums.........................................................................  $  462.2
  Net investment income............................................................     465.4
  Net realized gains on investments................................................      92.6
  Other income.....................................................................      50.8
                                                                                     --------
                                                                                      1,071.0
                                                                                     --------
Benefits and expenses
  Benefits paid or provided
     Death claims and other policy benefits........................................     252.4
     Investment-type contracts.....................................................     169.1
     Other insurance benefits......................................................       7.1
     Dividends to policyholders....................................................      92.3
  Change in policy reserves........................................................     122.2
  Increase in participating policyholders' interests...............................      12.2
                                                                                     --------
                                                                                        655.3

  Amortization of deferred policy acquisition costs................................      68.0
  Other operating expenses.........................................................     123.9
  Amortization of present value of future profits..................................       7.9
  Amortization of intangibles resulting from business acquisitions.................       3.3
                                                                                     --------
                                                                                        858.4
                                                                                     --------
Income before provision for taxes..................................................     212.6
  Provision for income tax (benefit)
     Current.......................................................................      94.2
     Deferred......................................................................     (18.7)
                                                                                     --------
                                                                                         75.5
                                                                                     --------

Income before cumulative effect of changes in accounting principles................     137.1
Cumulative effect of changes in accounting principles..............................     (17.9)
                                                                                     --------
          Net income...............................................................  $  119.2
                                                                                     ========

                See Notes to Consolidated Financial Statements.

                           AMERICAN FRANKLIN COMPANY

                           CONSOLIDATED BALANCE SHEET
                               DECEMBER 31, 1993
                      (IN MILLIONS, EXCEPT FOR SHARE DATA)

ASSETS
Investments
  Held-to-maturity, fixed maturities at amortized cost.............................  $4,525.5
  Trading securities, at fair value................................................     271.7
  Available-for-sale securities, at fair value.....................................     138.0
  First mortgage loans on real estate, at unpaid principal balance.................     537.2
  Policy loans, at unpaid principal balance........................................     311.2
  Other investments................................................................      25.3
                                                                                     --------
                                                                                      5,808.9
Cash and cash equivalents..........................................................      79.1
Accrued investment income..........................................................     101.0
Receivables from agents............................................................      15.0
Amounts recoverable from reinsurers................................................      26.0
Deferred policy acquisition costs..................................................     470.5
Property and equipment, at cost, less accumulated depreciation ($32.5).............      19.3
Present value of future profits, less accumulated amortization ($131.1)............     169.9
Intangibles resulting from business acquisitions, less accumulated amortization
  ($49.9)..........................................................................      83.2
Other assets.......................................................................     257.0
Assets held in separate accounts...................................................      86.8
                                                                                     --------
          Total assets.............................................................  $7,116.7
                                                                                     ========

LIABILITIES
Policy reserves and claims
  Life, annuity and accident and health reserves...................................  $2,512.9
  Policy and contract claims.......................................................      41.4
Other policyholders' funds
  Investment-type contract deposits................................................   2,732.3
  Participating policyholders' interests...........................................     180.4
  Other............................................................................      57.6
Federal income taxes
  Current..........................................................................      (1.4)
  Deferred.........................................................................      18.6
Accrued expenses and other liabilities.............................................     144.9
Liabilities related to separate accounts...........................................      86.8
                                                                                     --------
          Total liabilities........................................................   5,773.5
                                                                                     --------

STOCKHOLDER'S EQUITY
Common stock, par value $1 per share, 1,000 shares authorized, issued and
  outstanding......................................................................         -
Paid-in capital....................................................................     845.1
Retained earnings..................................................................     492.8
Net unrealized appreciation on available-for-sale securities.......................       5.3
                                                                                     --------
          Total stockholder's equity...............................................   1,343.2
                                                                                     --------
          Total liabilities and stockholder's equity...............................  $7,116.7
                                                                                     ========

                See Notes to Consolidated Financial Statements.

                           AMERICAN FRANKLIN COMPANY

                 CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY
                      FOR THE YEAR ENDED DECEMBER 31, 1993
                                 (IN MILLIONS)

Paid-in capital (beginning and end of year)........................................  $  845.1
                                                                                     --------
Retained earnings
  January 1 balance................................................................     418.8
  Net income.......................................................................     119.2
  Dividends to parent..............................................................     (45.2)
                                                                                     --------
  December 31 balance..............................................................     492.8
                                                                                     --------
Net unrealized appreciation (depreciation) on investments
  January 1 balance................................................................      10.5
                                                                                     --------
  Gross change for the year
     Available-for-sale............................................................       8.3
     Trading securities............................................................     (16.1)
     Amounts applicable to deferred federal income taxes...........................       2.6
                                                                                     --------
  Net change for the year..........................................................      (5.2)
                                                                                     --------
  December 31 balance..............................................................       5.3
                                                                                     --------
Stockholder's equity at December 31................................................  $1,343.2
                                                                                     ========

                See Notes to Consolidated Financial Statements.

                           AMERICAN FRANKLIN COMPANY

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED DECEMBER 31, 1993
                                 (IN MILLIONS)

Cash flows from operating activities
  Net income......................................................................  $   119.2
  Changes in accounting principles................................................       17.9
  Gain on sale of investments, net................................................      (92.6)
  Amortization of present value of future profits and intangibles.................       11.2
  Change in policy reserves, claims and other policyholder's funds................      141.1
  Interest, net of charges on investment contract deposits........................      155.1
  Change in other assets and liabilities..........................................      (20.0)
  Change in deferred policy acquisition costs.....................................      (32.6)
                                                                                    ---------
          Net cash provided from operating activities.............................      299.3
                                                                                    ---------
Cash flows from investing activities
  Additions to property and equipment.............................................       (6.5)
  Purchase of investments.........................................................   (2,079.6)
  Proceeds from the sale of investments...........................................      290.6
  Proceeds from maturity and calls of investments.................................    1,417.6
                                                                                    ---------
          Net cash (used) by investing activities.................................     (377.9)
                                                                                    ---------
Cash flows from financing activities
  Dividends to stockholder........................................................      (45.2)
  Deposit on annuity and other financial products.................................      386.0
  Withdrawals of annuity and other financial products.............................     (268.5)
                                                                                    ---------
          Net cash provided by financing activities...............................       72.3
                                                                                    ---------
Net change in cash and cash equivalents...........................................       (6.3)
Cash and cash equivalents at beginning of year....................................       85.4
                                                                                    ---------
Cash and cash equivalents at end of year..........................................  $    79.1
                                                                                    =========

                See Notes to Consolidated Financial Statements.

                           AMERICAN FRANKLIN COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation

     The consolidated financial statements have been prepared in conformity with generally accepted accounting principles and include the accounts of American Franklin Company (AFC), which is wholly owned by American Brands, Inc., and its subsidiary The Franklin Life Insurance Company (FLIC) and its subsidiaries, The Franklin United Life Insurance Company (FULIC), The American Franklin Life Insurance Company (AMFLIC), and Franklin Financial Services Corporation (collectively referred to as Franklin). AFC is operated solely for the purpose of owning Franklin.

  Accounting Changes

     On January 1, 1993, AFC adopted FAS Statement No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions" and FAS Statement No. 112, "Employers' Accounting for Postemployment Benefits." On December 31, 1993, AFC adopted FAS Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The initial effects of adopting these statements were recorded as cumulative changes in accounting principles as follows:

                                                                     FAS STATEMENTS NO.
                                                                 ---------------------------
    (IN MILLIONS)                                                106/112      115      TOTAL
                                                                 -------     -----     -----
    Pretax charge (credit).....................................   $31.5      $(4.1)    $27.4
    Income taxes...............................................    11.0       (1.5)      9.5
                                                                  -----      -----     -----
    Net loss (income)..........................................   $20.5      $(2.6)    $17.9
                                                                  =====      =====     =====

  Cash and Cash Equivalents

     Highly liquid investments with an original maturity of three months or less are included in cash and cash equivalents. The carrying amount approximates fair value.

  Valuation of Investments

     At December 31, 1993, held-to-maturity securities, fixed maturity securities purchased with the ability and intent to hold until maturity, are carried at amortized cost. Trading securities, equity securities and certain fixed maturities purchased with the intent of selling in the near term, are carried at fair value with unrealized holding gains and losses included in net income. At December 31, 1993, the cost for these securities was $267.6 million. Available-for-sale securities, representing fixed maturity securities not elsewhere classified, are carried at fair value with unrealized holding gains and losses included directly in common stockholders' equity, net of applicable deferred federal income taxes.

     Investment income is recognized as revenue when earned. Realized gains and losses on disposals of investments are determined on a specific identification basis and were included in net income.

  Recognition of Premium Revenue and Policy Benefits

     For traditional life and annuity products, premiums are recognized as revenue when received. Policy reserves have been established in a manner which allocates policy benefits and expenses on a basis consistent with recognition of the related premiums and generally results in recognition of profits over the premium paying period of the policies.

     For investment-type contracts, principally deferred annuity contracts, premiums are treated as policyholder deposits and are recorded as liabilities. Benefits paid reduce the policyholder liability.

                           AMERICAN FRANKLIN COMPANY

  Deferred Policy Acquisition Costs

     Costs directly associated with acquiring new business, principally commissions, along with home office expenses relating to underwriting and policy issue and certain agency expenses, all of which vary with and are primarily related to the production of new business, have been deferred to the extent recoverable.

     Deferred policy acquisition costs for traditional products are being amortized over the anticipated premium-paying period of the related policies, using the same assumptions that are applied in calculating policy reserves.

     For investment-type contracts, deferred costs are amortized at a constant rate in proportion to anticipated profits.

  Policy Reserves and Investment-Type Contract Deposits

     Policy reserves provide amounts adequate to discharge estimated future obligations on policies in force. Policy reserves for traditional insurance contracts are computed by the net level premium valuation method. Life and annuity reserves have been computed based upon future investment needs, mortality, withdrawals and current dividend scale assumptions applicable to these coverages, with provision for reasonable adverse deviation. Interest rates range from 2% to 11.5%, and mortality and withdrawal assumptions reflect company experience and industry standards. The assumptions vary by plan, age at issue, year of issue and duration.

     For investment-type products, the liability for future policyholder benefits and the policyholder account balance are equal. The policyholder account balance includes premium deposits and interest credits less mortality and expense charges.

  Participating Policyholders' Interests

     Income before taxes for participating policies is determined annually. From the amounts determined, the applicable portion is allocated to participating policies for dividends and to satisfy regulatory requirements. These amounts, net of applicable income taxes, are included in the liability for participating policies.

  Present Value of Future Profits

     The present value of profits to be realized from future premiums, relating to insurance in force at the date of acquisition of AFC and from additions related to assumed reinsurance, is being amortized over the years that such profits are anticipated to be earned. These future profits have been discounted to provide an appropriate rate of return using assumptions applied in calculating policy reserves and deferred policy acquisition costs.

  Intangibles Resulting from Business Acquisitions

     Intangibles resulting from the acquisition of AFC are being amortized on a straight-line basis over a 40-year period.

  Real Estate and Property and Equipment

     Real estate and property and equipment are being depreciated on a straight-line basis over their useful lives. Profits or losses resulting from dispositions are included in the statement of income. Betterments and renewals which improve and extend the life of an asset are capitalized; maintenance and repairs are charged to expense.

                           AMERICAN FRANKLIN COMPANY

  Federal Income Taxes

     Deferred tax liabilities and assets are established for temporary differences between financial and tax reporting bases. These liabilities and assets reflect the enacted tax rates expected to be in effect when the temporary differences reverse.

  Business Segment

     AFC, through its subsidiaries, operates in the life insurance industry, marketing individual and group life, annuity, and accident and health products.

2. INVESTMENTS

     On December 31, 1993, AFC elected to adopt FAS Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities". This pronouncement addresses accounting and reporting for debt and equity investments that have readily determinable fair values. The effect of adoption of this statement, recorded as a cumulative change in accounting principle, representing the unrealized holding gain on the trading portfolio, was a benefit of $2.6 million, net of $1.5 million of deferred income taxes. The change in net unrealized holding gain or loss on available-for-sale securities amounted to $5.3 million, net of $2.9 million of deferred income taxes, and is included in unrealized appreciation on investments in stockholder's equity at December 31, 1993. Information about available-for-sale and held-to-maturity securities, in millions of dollars, follows:

                                                                     GROSS         GROSS
                                                      AMORTIZED    UNREALIZED    UNREALIZED     FAIR
                                                        COST         GAINS         LOSSES       VALUE
                                                      ---------    ----------    ----------    -------
HELD-TO-MATURITY SECURITIES:
  US Treasury securities and obligations of US
     Government corporations and agencies...........   $   47.2       $  7.2        $    -     $   54.4
  Obligations of states and political
     subdivisions...................................       25.9          2.3          (0.2)        28.0
  Fixed maturity securities issued by foreign
     governments....................................       97.1         11.2          (0.4)       107.9
  Corporate securities
     Public utilities...............................    1,479.6        137.9          (6.1)     1,611.4
     All other......................................    2,407.5        273.6          (7.1)     2,674.0
  Mortgage-backed securities........................      465.4         48.6          (0.4)       513.6
  Redeemable preferred stocks.......................        2.8          0.5             -          3.3
                                                       --------       ------        ------     --------
     Held-to-maturity...............................    4,525.5        481.3         (14.2)     4,992.6
                                                       --------       ------        ------     --------

AVAILABLE-FOR-SALE SECURITIES:
  US Treasury securities and obligations of US
     Government corporations and agencies...........      125.9          7.2          (0.2)       132.9
  Fixed maturity securities issued by foreign
     governments....................................        3.1          1.1             -          4.2
  Redeemable preferred stocks.......................        0.8          0.1             -          0.9
                                                       --------       ------        ------     --------
     Available-for-sale.............................      129.8          8.4          (0.2)       138.0
                                                       --------       ------        ------     --------
          Total fixed maturities....................   $4,655.3       $489.7        $(14.4)    $5,130.6
                                                       ========       ======        ======     ========

     For 1993, exclusive of the concentrations shown in the previous tables, the fixed maturity investments in all other corporate securities did not contain any significant geographic or industry concentration of credit risk.

                            AMERICAN FRANKLIN COMPANY

     The amortized cost and estimated fair value of certain debt securities, in millions of dollars, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                       AMORTIZED     FAIR
                                                                         COST        VALUE
                                                                       ---------    -------
    Held-to-maturity
      Due in one year or less.......................................   $   38.4     $   38.6
      Due after one year through five years.........................      501.2        556.2
      Due after five years through ten years........................    1,479.9      1,625.4
      Due after ten years...........................................    2,040.6      2,258.8
      Mortgage-backed securities....................................      465.4        513.6
                                                                       --------     --------
              Totals................................................   $4,525.5     $4,992.6
                                                                       ========     ========
    Available-for-sale
      Due in one year or less.......................................   $   15.1     $   15.1
      Due after one year through five years.........................        4.7          5.2
      Due after five years through ten years........................       44.5         46.6
      Due after ten years...........................................       65.5         71.1
                                                                       --------     --------
              Totals................................................   $  129.8     $  138.0
                                                                       ========     ========

     The following is an analysis of investment gains (losses), in millions of dollars, for fixed maturities and equity securities net of participating policyholders' interest and applicable tax:

                                                                      REALIZED     UNREALIZED
                                                                      --------     ----------
    Held-to-maturity (fixed maturities).............................   $ 70.2        $155.0
    Trading securities (equities)...................................     26.6         (12.0)
    Available-for-sale..............................................        -           8.2
    Participating policyholders' interests..........................     (4.0)        (14.7)
    Tax effect......................................................    (34.0)          1.1
                                                                       ------        ------
    Net gains on investments........................................   $ 58.8        $137.6
                                                                       ======        ======

     The following is an analysis, in millions of dollars, of unrealized appreciation (depreciation) on investments in trading portfolio/equity securities:

    Gross appreciation..........................................................  $ 14.9
    Gross depreciation..........................................................   (10.8)
    Deferred taxes..............................................................    (1.5)
                                                                                  ------
    Net unrealized appreciation.................................................  $  2.6
                                                                                  ======

     As of December 31, 1993, bonds and other investments carried at $24.6 million were on deposit with regulatory authorities to comply with state insurance laws.

                                                                                  REALIZED
                                                                              ----------------
                                                                 PROCEEDS     GAINS     LOSSES
                                                                 --------     -----     ------
    Sales of investments, in millions of dollars, resulted in:    $ 34.1      $1.0       $0.2
                                                                  ======      ====      =====

     Fixed maturity securities sold during this period were disposed of in response to isolated, nonrecurring or unusual events that could not be reasonably anticipated by Franklin. Franklin maintains its intent to hold substantially all of the securities until their maturity.

                           AMERICAN FRANKLIN COMPANY

     FLIC and its life company subsidiaries are restricted by the insurance laws of their domiciliary states as to the amount each can invest in any entity. At December 31, 1993, Franklin's largest investment in any one entity other than U.S. Government obligations was $39.3 million.

     The following is an analysis, in millions of dollars, of net investment income:

    Gross investment income
      Bonds...................................................................    $393.8
      Redeemable preferred stocks.............................................       0.4
      Common stocks...........................................................       8.1
      Nonredeemable preferred stocks..........................................       0.2
      First mortgage loans....................................................      47.7
      Real estate.............................................................       0.2
      Policy loans............................................................      17.8
      Other...................................................................       3.6
                                                                                  ------
                                                                                   471.8
              Less investment expenses........................................       6.4
                                                                                  ------
              Net investment income...........................................    $465.4
                                                                                  ======

3. DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     Information is provided about management's best estimates of fair value of certain financial instruments for which it is practicable to estimate that value. This disclosure excludes certain insurance policy related financial instruments and all nonfinancial instruments. The aggregate fair value amounts presented are not intended to represent the underlying aggregate fair value of AFC.

          The methods and assumptions used to estimate fair value are as follows:

          Fair values for held-to-maturity and available-for-sale (fixed maturity) securities are determined from quoted market prices, where available. For securities not actively traded, fair value is estimated by discounting cash flows and using current interest rates considering credit ratings and the remaining terms to maturity.

          Fair value for trading (equity) securities is based on quoted market prices.

          Fair value for mortgage loans is estimated by discounting cash flows and using current interest rates on similar real estate loans considering credit ratings and the remaining terms to maturity.

          Fair value for separate account assets and liabilities is based on quoted market prices of the underlying assets which approximates the carrying amount.

          Fair value for investment-type insurance contracts is estimated by reducing the policyholder liability for applicable surrender or mortality charges, if any.

          Fair value for commitments to extend credit, principally mortgage loans, is calculated using current interest rates that approximate the amount a willing buyer would pay to acquire a similar instrument. The amount of commitments to extend credit at December 31, 1993 was $175.7 million which approximates fair value.

          Fair value for accrued investment income approximates the carrying amount.

          Policy loans have no stated maturity dates and are an integral part of the related insurance contract. Accordingly, it is not practicable to estimate a fair value.

                           AMERICAN FRANKLIN COMPANY

     At December 31, 1993, the estimated fair values of AFC's financial instruments for which it was practicable to estimate that value, in millions of dollars, are as follows:

                                                                    CARRYING       FAIR
                                                                     AMOUNT       VALUE
                                                                    --------     --------
    Held-to-maturity..............................................  $4,525.5     $4,992.6
    Trading securities............................................     271.7        271.7
    Available-for-sale............................................     138.0        138.0
    First mortgage loans..........................................     537.2        559.4
    Liabilities for investment-type contracts, principally
      individual and group annuities..............................  (1,800.8)    (1,713.1)

4. FEDERAL INCOME TAXES

     AFC and its subsidiaries file a consolidated federal income tax return with their ultimate parent company, American Brands, Inc. FLIC and its life company subsidiaries are subject to the life insurance company provisions of the federal tax law. The method of allocation of tax expense is based upon separate return calculations with current credit for net losses and tax credits. Consolidated Alternative Minimum Tax, if any, is allocated separately. Intercompany tax balances are to be settled no later than thirty (30) days after the date of filing the consolidated return.

     The tax laws in effect prior to 1984 provided for a portion of Franklin's income to be accumulated in a memorandum account designated as the "Policyholders' Surplus Account." No additions may be made to this account after 1983. The amounts accumulated in this account, which aggregated $201 million at December 31, 1993, were not subject to federal income tax, and will become subject to tax only if the account balance exceeds certain prescribed limitations or are distributed by Franklin to AFC. At December 31, 1993, using the statutory rate as of that date, $70 million would be required for possible tax which might become payable, in whole or in part, in future years if any portion of the Policyholders' Surplus Account becomes taxable. No provision has been made in the financial statements for federal income taxes on the amount of the Policyholders' Surplus Account since Franklin does not contemplate distributing such surplus in the foreseeable future.

     A reconciliation between the federal statutory income tax rate and the effective income tax rate follows:

    Current federal statutory income tax rate....................................   35.0%
    Adjusted for tax effect of:
      Nontaxable investment revenue..............................................   (0.7)
      Other income taxes.........................................................    1.0
      Tax rate change on deferred taxes..........................................    0.4
      Other......................................................................    0.9
                                                                                    ----
    Effective income tax rate....................................................   36.6%
                                                                                    ====

                           AMERICAN FRANKLIN COMPANY

     The deferred income tax liabilities (assets), in millions of dollars, relate to the following:

    Deferred policy acquisition costs........................................... $ 141.5
    Policy reserves.............................................................  (115.2)
    Participating policyholders' interests......................................   (63.4)
    Invested and depreciable assets.............................................    11.8
    Present value of future profits.............................................    59.7
    Postretirement benefits.....................................................   (11.3)
    State income taxes..........................................................     0.7
    Other.......................................................................    (5.2)
                                                                                 -------
                                                                                 $  18.6
                                                                                 =======
    Total of all deferred tax:
      Liabilities............................................................... $ 221.7
      Assets....................................................................  (203.1)
                                                                                 -------
    Net deferred tax liability.................................................. $  18.6
                                                                                 =======

5. PARTICIPATING INSURANCE

     Participating insurance accounted for 51% of the total ordinary insurance in force and premium income from ordinary life participating policies amounted to 65% of total premiums during 1993.

6. SEPARATE ACCOUNTS

     Franklin administers four separate asset accounts. Three of these issue variable annuity contracts and the fourth has issued a group deposit administration contract for the employees' pension plan. AMFLIC administers two separate accounts in connection with the issue of its Variable Universal Life product.

7. PENSION PLAN

     AFC and its consolidated subsidiaries have one pension plan covering substantially all employees. The plan provides for the payment of retirement benefits, normally commencing at age 65, and also for the payment of certain disability benefits. After meeting certain qualifications, an employee acquires a vested right to future benefits. The benefits payable under the plan are determined on the basis of the employee's length of service and earnings. Annual contributions made to the plan are sufficient to satisfy legal funding requirements.

     Net pension cost, in millions of dollars, included the following components:

    Service costs................................................................  $ 2.7
    Interest cost................................................................    4.4
    Actual return on plan assets.................................................   (5.9)
    Net amortization and deferral................................................    2.8
                                                                                   -----
              Total..............................................................  $ 4.0
                                                                                   =====

                           AMERICAN FRANKLIN COMPANY

     The funded status of the plan, in millions of dollars, as of December 31, 1993 was as follows:

                                                                              ASSETS EXCEED
                                                                               ACCUMULATED
                                                                                BENEFITS
                                                                              -------------
    Accumulated benefit obligation
         Vested...............................................................     $40.0
         Nonvested............................................................       1.5
                                                                                   -----
                                                                                   $41.5
                                                                                   =====
    Projected benefit obligation..............................................     $59.6
    Fair value of plan assets, principally equity securities and corporate
      bonds...................................................................      49.9
                                                                                   -----
    (Deficiency) of assets over projected benefit obligation..................      (9.7)
    Unrecognized net transition loss..........................................       2.2
    Unrecognized net loss from experience differences and effects of
      changes in assumptions..................................................       8.8
                                                                                   -----
    Prepaid pension cost......................................................     $ 1.3
                                                                                   =====

     The projected benefit obligation was determined using an assumed discount rate of 7.25% for 1993. The assumed rate of compensation used to measure the projected benefit obligation was 4.5% for 1993. The assumed long-term rate of return on plan assets used to determine net pension cost was 9.5% for 1993.

8. OTHER POSTRETIREMENT BENEFITS

     Franklin provides postretirement health care and life insurance benefits to substantially all employees. Most employees covered continue these benefits when they retire from active service. Franklin pays a portion of the costs of these postretirement benefits which are recognized as expense on a cash basis.

     Effective January 1, 1993, AFC adopted FAS Statement No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," for its retiree benefit plans. Under FAS No. 106, AFC is required to accrue the estimated cost of these benefits during employees' active service periods. AFC previously expensed the cost of these benefits as incurred.

     AFC elected to recognize the one-time transition obligation charge resulting from this change in accounting on the immediate recognition basis. The transition obligation at January 1, 1993 was $31.5 million. The cumulative change in accounting principle, net of $11.0 million of deferred income taxes, was $20.5 million. The increase in ongoing pretax expense for these benefits for 1993 was $3.4 million.

     The components of the postretirement benefit costs for 1993 are as follows (in millions):

        Service cost..........................................................  $0.8
        Interest cost.........................................................   2.6
                                                                                ----
                  Total.......................................................  $3.4
                                                                                ====

                           AMERICAN FRANKLIN COMPANY

     The status of the plans was as follows (in millions):

                                                        JANUARY 1, 1993     DECEMBER 31, 1993
                                                        ---------------     -----------------
        Accumulated benefit obligation:
          Retirees....................................       $16.2                $17.9
          Fully eligible active plan participants.....         5.5                  5.7
          Other active plan participants..............         9.8                 15.5
          Unrecognized net loss from past experience
             different from that assumed and from
             changes in assumptions...................           -                 (5.3)
          Prior service cost..........................           -                  0.1
                                                             -----               ------
                                                             $31.5                $33.9
                                                             =====                =====
        Assumed average discount rate.................        8.25%                7.25%
                                                             =====                =====

     The assumed health care cost trend rate used in measuring the principal portion of the accumulated benefit obligation at January 1, 1993 was 14% and 13.25% at December 31, 1993, gradually declining to 6% by the year 2007 and remaining at that level thereafter. A one-percentage-point increase in the assumed health care cost trend rate for each year would increase the accumulated benefit obligation as of December 31, 1993 by $5.3 million and the interest cost components of net periodic postretirement benefit costs for 1993 by approximately $0.6 million.

9. STOCKHOLDER'S EQUITY AND DIVIDEND RESTRICTION

     At December 31, 1993, FLIC has statutory stockholder's equity of $619 million. Statutory net income was $87.2 million at December 31, 1993.

     As determined on a statutory basis, the 1993 statutory stockholder's equity and net income of FLIC's subsidiaries, in millions of dollars, were reported as follows:

    Statutory stockholder's equity...............................................  $20.1
                                                                                   =====
    Statutory net income.........................................................  $(3.6)
                                                                                   =====

     Generally, Franklin is restricted by the insurance laws of its domiciliary state as to amounts that can be transferred in the form of dividends, loans, or advances without the approval of the Director of Insurance. Under these restrictions, loans or advances in excess of $144.2 million and dividends in any twelve-month period aggregating in excess of $72.4 million will require the approval of the Director.

10. PRESENT VALUE OF FUTURE PROFITS

     An analysis of the changes in the asset, in millions of dollars, is as follows:

    January 1 balance...........................................................  $175.6
                                                                                  ------
      Additions.................................................................     2.2
                                                                                  ------
      Amortization..............................................................   (33.4)
      Interest on the unamortized balance.......................................    25.5
                                                                                  ------
         Net amortization.......................................................    (7.9)
                                                                                  ------
    December 31 balance.........................................................  $169.9
                                                                                  ======

                           AMERICAN FRANKLIN COMPANY

     Accumulated amortization at December 31, 1993 was $131.1 million.

     Approximately $8.0 million of present value of future profits will be amortized in each of the next five years.

11. STATEMENT OF CASH FLOWS

     In addition to the cash activities shown in the statements of cash flows, the following transactions, in millions of dollars, occurred:

    Interest added to annuity and other financial products......................  $169.0
                                                                                  ======
    Cash paid for income taxes..................................................  $ 89.7
                                                                                  ======
    Fair value of assets acquired under certain assumed reinsurance treaties....  $204.3
    Unearned revenue............................................................     9.3
                                                                                  ------
         Policyholder liabilities assumed.......................................  $195.0
                                                                                  ======

12. REINSURANCE

     During 1993, AFC adopted FAS Statement No. 113 "Accounting and Reporting for Reinsurance of Short-Duration and Long-Duration Contracts". This pronouncement addresses accounting and reporting for reinsurance contracts assumed and ceded.

     Franklin, in the normal course of business, is engaged in various types of reinsurance transactions, both assumed and ceded. All individual risks in excess of $1.0 million are ceded. Other selected risks are ceded, based on management evaluation, and are approved by the Board of Directors. All ceded insurance transactions are accomplished by fully executed agreements. Franklin remains primarily liable, as the direct insurer, for all indemnity reinsurance agreements.

     Franklin also assumes risks. Ordinary and credit life insurance, annuities and accident and health risks are assumed by FLIC from FLIC's subsidiaries, FULIC and AMFLIC, through separate, Insurance Department approved, treaties. Franklin also assumes certain types of life and annuity insurance on a coinsurance basis. These assumed reinsurance transactions are accomplished by fully executed agreements. Franklin also assumes reinsurance risks through participation in the Servicemen's Group Life Insurance pool.

     During 1991, FLIC entered into two 50% indemnity coinsurance agreements, reinsuring single premium deferred annuities. The following, in millions of dollars, is a summary 1993 income statement for the coinsurance agreements:

    Premiums....................................................................  $ 47.3
    Net investment income.......................................................    18.7
                                                                                  ------
              Total income......................................................    66.0
                                                                                  ------

    Benefits....................................................................    17.1
    Interest on contract funds..................................................     0.1
    Increase in reserves........................................................    40.5
    Expense allowances..........................................................     3.0
                                                                                  ------
              Total benefits and expenses.......................................    60.7
                                                                                  ------

              Net income........................................................  $  5.3
                                                                                  ======

                           AMERICAN FRANKLIN COMPANY

     The following is a summary 1993 balance sheet and income statement, in millions of dollars, for a coinsurance agreement covering single premium deferred annuities, entered into during 1993:

                                       ASSETS
    Deferred policy acquisition costs...........................................  $  3.7
    Other assets................................................................   197.4
                                                                                  ------
              Total assets......................................................  $201.1
                                                                                  ======
                                    LIABILITIES
    Investment-type contract deposits...........................................  $188.6
    Accrued expenses and other liabilities......................................    12.5
                                                                                  ------
              Total liabilities.................................................  $201.1
                                                                                  ======
                                INCOME AND EXPENSES
    Premiums....................................................................  $    -
    Net investment income.......................................................       -
                                                                                  ------
              Total income......................................................       -
                                                                                  ------
    Commissions.................................................................     3.7
    Acquisition costs deferred..................................................    (3.7)
                                                                                  ------
              Total benefits and expenses.......................................       -
                                                                                  ------
              Net income........................................................  $    -
                                                                                  ======

                           AMERICAN FRANKLIN COMPANY

     The following is a summary 1993 balance sheet and income statement, in millions of dollars, for a coinsurance agreement covering credit life entered into during 1993:

                                     ASSETS
    Deferred and uncollected premiums............................................  $(4.2)
    Other assets.................................................................    4.1
                                                                                   -----
              Total assets.......................................................  $(0.1)
                                                                                   =====

                            LIABILITIES AND SURPLUS
    Policy and contract claims...................................................  $(0.2)
                                                                                   -----
              Total liabilities..................................................   (0.2)
                                                                                   -----
    Unassigned surplus...........................................................    0.1
                                                                                   -----
              Total surplus......................................................    0.1
                                                                                   -----
              Total liabilities and surplus......................................  $(0.1)
                                                                                   =====

                            INCOME AND EXPENSES
    Premiums.....................................................................  $(4.2)
    Other income.................................................................    4.1
                                                                                   -----
              Total income.......................................................   (0.1)
                                                                                   -----
    Life and annuity benefits....................................................   (0.2)
                                                                                   -----
              Total benefits and expenses........................................   (0.2)
                                                                                   -----
              Net income.........................................................  $ 0.1
                                                                                   =====

13. SUBSEQUENT EVENT

     As of November 29, 1994, American Brands, Inc. entered into an agreement to sell AFC to American General Corporation for either $1.17 billion or $920 million if AFC paid a $250 million extraordinary dividend to American Brands, Inc. prior to closing. The transaction received the required regulatory approval from the Illinois and New York Insurance Departments.

     On January 30, 1995, Franklin paid the extraordinary dividend of $250 million to AFC. The dividend had been approved by the Illinois Department of Insurance. On the same day, AFC subsequently paid a dividend of the same amount to American Brands, Inc. As a result, the purchase price will be $920 million.

     These financial statements have been prepared on a basis consistent with prior years. It is anticipated that, upon completion of the sale, future financial statements will be prepared under the provisions of Accounting Principles Board Opinion 16, "Business Combinations", and other existing accounting literature pertaining to "purchase" accounting.

                           AMERICAN FRANKLIN COMPANY

                        CONSOLIDATED STATEMENT OF INCOME
                    FOR THE NINE MONTHS ENDED SEPTEMBER 30,
                                  (UNAUDITED)
                                 (IN MILLIONS)

                                                                              1994       1993
                                                                             ------     ------
Premiums and other revenues
  Premiums.................................................................  $381.9     $329.0
  Net investment income....................................................   356.5      347.3
  Net realized gains (losses) on investments...............................    (4.3)      51.3
  Other income.............................................................    51.3       37.3
                                                                             ------     ------
                                                                              785.4      764.9
                                                                             ------     ------
Benefits and expenses
  Benefits paid or provided
     Death claims and other policy benefits................................   169.5      170.8
     Investment-type contracts.............................................   124.3      125.5
     Other insurance benefits..............................................     6.1        5.2
     Dividends to policyholders............................................    64.0       68.5
  Change in policy reserves................................................   167.2       94.3
  Increase in participating policyholders' interests.......................     9.0        9.0
                                                                             ------     ------
                                                                              540.1      473.3

  Amortization of deferred policy acquisition costs........................    51.7       44.5
  Other operating expenses.................................................    87.6       90.0
  Amortization of present value of future profits..........................     6.5        5.9
  Amortization of intangibles resulting from business acquisitions.........     2.5        2.5
                                                                             ------     ------
                                                                              688.4      616.2
                                                                             ------     ------
Income before provision for taxes..........................................    97.0      148.7

  Provision for income tax (benefit)
     Current...............................................................    49.8       64.6
     Deferred..............................................................   (12.7)     (10.1)
                                                                             ------     ------
                                                                               37.1       54.5
                                                                             ------     ------

Income before cumulative effect of changes in accounting principles........    59.9       94.2
Cumulative effect of changes in accounting principles......................       -      (20.6)
                                                                             ------     ------
          Net income.......................................................  $ 59.9     $ 73.6
                                                                             ======     ======

                           AMERICAN FRANKLIN COMPANY

                           CONSOLIDATED BALANCE SHEET
                                 SEPTEMBER 30,
                                  (UNAUDITED)
                      (IN MILLIONS, EXCEPT FOR SHARE DATA)

                                                                            1994         1993
                                                                          --------     --------
                                    ASSETS
Investments
  Held-to-maturity, fixed maturities at amortized cost..................  $4,841.6     $      -
  Trading securities, at fair value.....................................     245.3            -
  Available-for-sale securities, at fair value..........................     156.1            -
  Fixed maturities, at amortized cost...................................         -      4,622.7
  Equity securities, at fair value......................................         -        307.4
  First mortgage loans on real estate, at unpaid principal balance......     609.3        505.0
  Policy loans, at unpaid principal balance.............................     334.2        308.4
  Other investments.....................................................      52.2         22.6
                                                                          --------     --------
                                                                           6,238.7      5,766.1
Cash and cash equivalents...............................................      92.7         13.8
Accrued investment income...............................................     102.7        100.3
Receivables from agents.................................................      18.0         14.8
Amounts recoverable from reinsurers.....................................      22.8            -
Deferred policy acquisition costs.......................................     499.2        462.8
Property and equipment, at cost, less accumulated depreciation ($35.0;
  $31.7)................................................................      19.5         17.8
Present value of future profits, less accumulated amortization ($137.6;
  $129.1)...............................................................     177.1        169.7
Intangibles resulting from business acquisitions, less accumulated
  amortization ($52.5; $49.1)...........................................      80.7         84.0
Other assets............................................................      23.7         12.8
Assets held in separate accounts........................................      98.0         83.8
                                                                          --------     --------
          Total assets..................................................  $7,373.1     $6,725.9
                                                                          ========     ========

                                  LIABILITIES

Policy reserves and claims
  Life, annuity and accident and health reserves........................  $2,681.9     $2,476.9
  Policy and contract claims............................................      51.6         24.5
Other policyholders' funds
  Investment-type contract deposits.....................................   2,849.1      2,485.0
  Participating policyholders' interests................................     189.4        177.1
  Other.................................................................      49.2         49.9
Federal income taxes
  Current...............................................................     (15.1)       (12.7)
  Deferred..............................................................       9.6         28.6
Accrued expenses and other liabilities..................................     106.4         99.6
Liabilities related to separate accounts................................      98.0         83.8
                                                                          --------     --------
          Total liabilities.............................................   6,020.1      5,412.7
                                                                          --------     --------

                             STOCKHOLDER'S EQUITY

Common stock, par value $1 per share, 1,000 shares authorized, issued
  and outstanding.......................................................         -            -
Paid-in capital.........................................................     845.1        845.1
Retained earnings.......................................................     514.9        457.5
Net unrealized appreciation (depreciation) on investments:
  Available-for-sale securities.........................................      (7.0)           -
  Equity securities.....................................................         -         10.6
                                                                          --------     --------
          Total stockholder's equity....................................   1,353.0      1,313.2
                                                                          --------     --------
          Total liabilities and stockholder's equity....................  $7,373.1     $6,725.9
                                                                          ========     ========

                           AMERICAN FRANKLIN COMPANY

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                    FOR THE NINE MONTHS ENDED SEPTEMBER 30,
                                  (UNAUDITED)
                                 (IN MILLIONS)

                                                                          1994         1993
                                                                         -------     --------
Cash flows from operating activities
  Net income...........................................................  $  59.9     $   73.6
  Changes in accounting principles.....................................        -         20.6
  Gain on sale of investments, net.....................................      4.3        (51.3)
  Purchase of trading securities.......................................   (229.8)           -
  Proceeds from sale of trading securities.............................    235.6            -
  Amortization of present value of future profits and intangibles......      9.0          8.4
  Change in policy reserves, claims and other policyholder's funds.....    184.6        112.3
  Interest, net of charges on investment contract deposits.............    110.7        115.6
  Change in other assets and liabilities...............................    (35.5)        (5.1)
  Change in deferred policy acquisition costs..........................    (28.8)       (24.9)
                                                                         -------     --------
          Net cash provided from operating activities..................    310.0        249.2
                                                                         -------     --------
Cash flows from investing activities
  Additions to property and equipment..................................     (3.3)        (4.1)
  Purchase of investments..............................................        -     (1,691.3)
     Held-to-maturity..................................................   (510.4)           -
     Available-for-sale................................................    (44.5)           -
     Other.............................................................   (159.4)           -
  Proceeds from the sale of investments................................        -        249.0
  Proceeds from maturity and calls of investments......................        -      1,059.4
     Held-to-maturity..................................................    411.3            -
     Available-for-sale................................................      7.9            -
     Other.............................................................     43.0            -
                                                                         -------     --------
          Net cash (used) by investing activities......................   (255.4)      (387.0)
                                                                         -------     --------
Cash flows from financing activities
  Dividends to stockholder.............................................    (37.8)       (34.8)
  Deposit on annuity and other financial products......................    250.8        294.5
  Withdrawals of annuity and other financial products..................   (254.0)      (193.5)
                                                                         -------     --------
          Net cash provided (used) by financing activities.............    (41.0)        66.2
                                                                         -------     --------
Net change in cash and cash equivalents................................     13.6        (71.6)
Cash and cash equivalents at beginning of period.......................     79.1         85.4
                                                                         -------     --------
Cash and cash equivalents at end of period.............................  $  92.7     $   13.8
                                                                         =======     ========
Cash paid during the period for income taxes...........................  $  51.3     $   67.7
                                                                         =======     ========

                           AMERICAN FRANKLIN COMPANY

                   NOTE TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

     The following note to the unaudited consolidated financial statements for the nine months ended September 30, 1994 and 1993, should be read in conjunction with the notes to the consolidated financial statements of American Franklin Company appearing in Item 7, pages 9-20 herein.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation

     The consolidated financial statements have been prepared in conformity with generally accepted accounting principles and include the accounts of American Franklin Company (AFC), which is wholly-owned by American Brands, Inc., and its subsidiary The Franklin Life Insurance Company and its subsidiaries, The Franklin United Life Insurance Company, The American Franklin Life Insurance Company, and Franklin Financial Services Corporation (collectively referred to as Franklin). AFC is operated solely for the purpose of owning Franklin.

     Basis of Presentation

     In the opinion of management, the accompanying unaudited consolidated financial statements contain all adjustments, none of which are other than normal recurring accruals, necessary to present fairly the financial position at September 30, 1994 and 1993, and the results of operations and cash flows for the nine months ended September 30, 1994 and 1993. Results of operations for interim periods are not necessarily indicative of results for the entire year.

     (b) Pro Forma Financial Information.

          The pro forma consolidated financial statements of American General Corporation are on pages 26-35. See the Table of Contents for a list of the financial information contained therein.

          On January 31, 1995, American General Corporation (AGC) through its wholly-owned subsidiary, AGC Life Insurance Company (AGC Life), acquired American Franklin Company (AFC), the holding company of The Franklin Life Insurance Company, pursuant to a Stock Purchase Agreement dated as of November 29, 1994, between AGC and American Brands, Inc. The purchase price was $1.17 billion, consisting of $920 million in cash paid at closing and a $250 million cash dividend paid by AFC to American Brands, Inc. prior to closing. The dividend was paid on January 30, 1995.

          On December 23, 1994, AGC through AGC Life acquired a 40% interest in Western National Corporation (WNC), the holding company of Western National Life Insurance Company, through the acquisition of 24,947,500 shares of WNC common stock from Conseco, Inc. for $274 million in cash.

          The following unaudited pro forma consolidated balance sheet as of September 30, 1994 consolidates the historical consolidated balance sheets of AGC and AFC and reflects AGC's 40% investment in WNC as if these transactions had been effective at September 30, 1994, after giving effect to the purchase accounting and other pro forma adjustments described in the related notes. The unaudited pro forma consolidated statements of income present the consolidated results of operations of AGC and AFC and reflect AGC's 40% equity in the earnings of WNC for the nine months ended September 30, 1994 and the year ended December 31, 1993, as if the acquisitions had been effective January 1, 1993, after giving effect to the purchase accounting and other pro forma adjustments described in the related notes.

                          AMERICAN GENERAL CORPORATION

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1994
                                  (UNAUDITED)
                                 (IN MILLIONS)

                                                                         PRO FORMA ADJUSTMENTS
                                                                      ----------------------------
                                                 HISTORICAL           RELATING TO      RELATING TO
                                           -----------------------     AMERICAN          WESTERN
                                            AMERICAN      AMERICAN     FRANKLIN         NATIONAL
                                             GENERAL      FRANKLIN      COMPANY        CORPORATION       PRO FORMA
                                           CORPORATION    COMPANY     ACQUISITION      ACQUISITION      CONSOLIDATED
                                           -----------    --------    -----------      -----------      ------------
Assets
  Investments
     Fixed maturity securities............   $25,766       $4,998       $    (5)(D)       $   -           $ 30,472
                                                                           (287)(E)           -
     Mortgage loans on real estate........     2,735          609           (33)(E)           -              3,311
     Equity securities....................       304          245          (245)(D)         (59)(L)            245
     Policy loans.........................     1,184          334             -               -              1,518
     Investment real estate...............       741            -             -               -                741
     Other long-term investments..........       120           52             -               -                172
     Short-term investments...............        75            -             -             (39)(L)             36
                                             -------       ------       -------           -----           --------
          Total investments...............    30,925        6,238          (570)            (98)            36,495
  Cash....................................        11           93             -               -                104
  Finance receivables, net................     7,219            -             -               -              7,219
  Investment in Western National
     Corporation..........................         -            -             -             274(C,L)           274
  Deferred policy acquisition costs.......     2,493          499          (499)(F)           -              2,493
  Cost of insurance purchased.............       175          177          (177)(F)           -              1,011
                                                                            836(G)
  Acquisition-related goodwill............       602           81           (81)(H)           -                602
  Other assets............................     1,325          187             -               -              1,512
  Assets held in Separate Accounts........     2,634           98             -               -              2,732
                                             -------       ------       -------           -----           --------
          Total assets....................   $45,384       $7,373       $  (491)          $ 176           $ 52,442
                                             =======       ======       =======           =====           ========
Liabilities
  Insurance and annuity liabilities.......   $29,019       $5,821       $     -           $   -           $ 34,840
  Debt (short-term)
     Corporate:
       Short-term.........................       305            -           220(I)          176(L)             701
       Long-term..........................       945            -           300(I)            -              1,245
     Real Estate ($391)...................       410            -             -               -                410
     Consumer Finance ($2,312)............     6,632            -             -               -              6,632
  Income tax liabilities..................       739           (5)          (58)(J)           -                676
  Other liabilities.......................       702          106             -               -                808
  Liabilities related to Separate
     Accounts.............................     2,634           98             -               -              2,732
                                             -------       ------       -------           -----           --------
          Total liabilities...............    41,386        6,020           462             176             48,044
                                             -------       ------       -------           -----           --------

Preferred stock of subsidiary.............         -            -           400(I)            -                400
Common stock subject to put contracts.....        44            -             -               -                 44

Shareholders' equity
  Common stock............................       364          845          (845)(K)           -                364
  Net unrealized gains (losses) on
     securities...........................      (512)          (7)            7(K)            -               (512)
  Retained earnings.......................     4,522          515          (250)(D)           -              4,522
                                                                           (265)(K)
  Cost of treasury stock..................      (420)           -             -               -               (420)
                                             -------       ------       -------           -----           --------
          Total shareholders' equity......     3,954        1,353        (1,353)              -              3,954
                                             -------       ------       -------           -----           --------
          Total liabilities and equity....   $45,384       $7,373       $  (491)          $ 176           $ 52,442
                                             =======       ======       =======           =====           ========

           See Notes to Pro Forma Consolidated Financial Statements.

                          AMERICAN GENERAL CORPORATION

                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1994
                                  (UNAUDITED)
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                           PRO FORMA ADJUSTMENTS
                                                                        ---------------------------
                                                     HISTORICAL         RELATING TO     RELATING TO
                                               ----------------------    AMERICAN         WESTERN
                                                AMERICAN     AMERICAN    FRANKLIN        NATIONAL
                                                 GENERAL     FRANKLIN     COMPANY       CORPORATION     PRO FORMA
                                               CORPORATION   COMPANY    ACQUISITION     ACQUISITION    CONSOLIDATED
                                               -----------   --------   -----------     -----------    ------------
Revenues
  Premiums and other considerations............   $   891     $  382       $   -           $   -         $  1,273
  Net investment income........................     1,860        356           6(M)           (3)(S)        2,218
                                                                              (7)(N)
                                                                               6(N)
  Finance charges..............................       907          -           -               -              907
  Equity in earnings of Western National
     Corporation...............................         -          -           -              24(T)            24
  Realized investment gains....................         5         (4)          4(O)            -                5
  Other........................................        48         51           -               -               99
                                                  -------     ------       -----           -----         --------
          Total revenues.......................     3,711        785           9              21            4,526
                                                  -------     ------       -----           -----         --------
Benefits and expenses
  Insurance and annuity benefits...............     1,647        540           -               -            2,187
  Operating costs and expenses.................       740         78          (3)(P)           -              815
  Commission expense...........................       295         92           -               -              387
  Change in deferred policy acquisition
     costs.....................................      (112)       (29)        (51)(P)           -             (192)
  Amortization of cost of insurance
     purchased.................................        14          7          (7)(P)           -               46
                                                                              32(Q)
  Interest expense
     Corporate.................................        82          -          29(R)            8(S)           119
     Consumer Finance..........................       300          -           -               -              300
                                                  -------     ------       -----           -----         --------
          Total benefits and expenses..........     2,966        688           -               8            3,662
                                                  -------     ------       -----           -----         --------
Earnings
  Income before income tax expense.............       745         97           9              13              864
  Income tax expense...........................       267         37           3(J)           (4)(J)          311
                                                                                               8(T)
                                                  -------     ------       -----           -----         --------
  Income before dividends on preferred stock of
     subsidiary................................       478         60           6               9              553
  Dividends on preferred stock of subsidiary...         -          -         (18)(R)           -              (18)
                                                  -------     ------       -----           -----         --------
          Net income...........................   $   478     $   60       $ (12)          $   9         $    535
                                                  =======     ======       =====           =====         ========
Earnings per share and average shares
  outstanding:
  Primary and fully diluted:
     Net income................................   $  2.27                                                $   2.54
                                                  =======                                                ========
     Average shares outstanding (in
       thousands)..............................   210,711                                                 210,711
                                                  =======                                                ========

           See Notes to Pro Forma Consolidated Financial Statements.

                          AMERICAN GENERAL CORPORATION

                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1993
                                  (UNAUDITED)
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                           PRO FORMA ADJUSTMENTS
                                                                        ---------------------------
                                                     HISTORICAL         RELATING TO     RELATING TO
                                               ----------------------    AMERICAN         WESTERN
                                                AMERICAN     AMERICAN    FRANKLIN        NATIONAL
                                                 GENERAL     FRANKLIN     COMPANY       CORPORATION     PRO FORMA
                                               CORPORATION   COMPANY    ACQUISITION     ACQUISITION    CONSOLIDATED
                                               -----------   --------   -----------     -----------    ------------
Revenues
  Premiums and other considerations............   $ 1,252     $  462       $   -           $   -         $  1,714
  Net investment income........................     2,437        465           5(M)           (4)(S)        2,901
                                                                             (10)(N)
                                                                               8(N)
  Finance charges..............................     1,083          -           -               -            1,083
  Equity in earnings of Western National
     Corporation...............................         -          -           -              24(T)            24
  Realized investment gains....................         8         93         (93)(O)           -                8
  Other........................................        49         51           -               -              100
                                                  -------     ------       -----           -----         --------
          Total revenues.......................     4,829      1,071         (90)             20            5,830
                                                  -------     ------       -----           -----         --------
Benefits and expenses
  Insurance and annuity benefits...............     2,311        655           -               -            2,966
  Operating costs and expenses.................       912        104          (3)(P)           -            1,013
  Commission expense...........................       417        124           -               -              541
  Change in deferred policy acquisition
     costs.....................................      (217)       (33)        (68)(P)           -             (318)
  Amortization of cost of insurance
     purchased.................................        21          8          (8)(P)           -               64
                                                                              43(Q)
  Write-down of acquisition-related goodwill...       300          -           -               -              300
  Interest expense
     Corporate.................................       108          -          39(R)           11(S)           158
     Consumer Finance..........................       375          -           -               -              375
                                                  -------     ------       -----           -----         --------
          Total benefits and expenses..........     4,227        858           3              11            5,099
                                                  -------     ------       -----           -----         --------
Earnings
  Income before income tax expense, cumulative
     effect of accounting changes, and
     dividends on preferred stock of
     subsidiary................................       602        213         (93)              9              731
  Income tax expense...........................       352         76         (34)(J)          (5)(J)          396
                                                                                               7(T)
                                                  -------     ------       -----           -----         --------
     Income before cumulative effect of
       accounting changes and dividends on
       preferred stock of subsidiary...........       250        137         (59)              7              335
  Dividends on preferred stock of subsidiary...         -          -         (23)(R)           -              (23)
                                                  -------     ------       -----            ----         --------
          Income before cumulative effect of
            accounting changes.................   $   250     $  137       $ (82)          $   7         $    312
                                                  =======     ======       ======          =====         ========
Earnings per share and average shares
  outstanding:
  Primary and fully diluted:
     Income before cumulative effect of
       accounting changes......................   $  1.15                                                $   1.44
                                                  =======                                                ========
     Average shares outstanding (in
       thousands)..............................   216,579                                                 216,579
                                                  =======                                                ========

           See Notes to Pro Forma Consolidated Financial Statements.

                          AMERICAN GENERAL CORPORATION

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE A. BASIS OF PRESENTATION

     On January 31, 1995, American General Corporation (AGC) through its wholly-owned subsidiary, AGC Life Insurance Company (AGC Life), acquired American Franklin Company (AFC), the holding company of The Franklin Life Insurance Company, pursuant to a Stock Purchase Agreement dated as of November 29, 1994, between AGC and American Brands, Inc. The purchase price was $1.17 billion, consisting of $920 million in cash paid at closing and a $250 million cash dividend paid by AFC to American Brands, Inc. prior to closing. The dividend was paid on January 30, 1995.

     On December 23, 1994, AGC through AGC Life acquired a 40% interest in Western National Corporation (WNC), the holding company of Western National Life Insurance Company, through the acquisition of 24,947,500 shares of WNC common stock from Conseco, Inc. for $274 million in cash.

     The unaudited pro forma consolidated balance sheet as of September 30, 1994 consolidates the historical consolidated balance sheets of AGC and AFC and reflects AGC's 40% investment in WNC as if these transactions had been effective at September 30, 1994, after giving effect to the purchase accounting and other pro forma adjustments described in the related notes. The unaudited pro forma consolidated statements of income present the consolidated results of operations of AGC and AFC and reflect AGC's 40% equity in the earnings of WNC for the nine months ended September 30, 1994 and the year ended December 31, 1993, as if these acquisitions had been effective January 1, 1993, after giving effect to the purchase accounting and other pro forma adjustments described in the related notes.

     The unaudited pro forma consolidated financial statements and the related notes reflect the application of the purchase method of accounting for the AFC acquisition. Under this method, the purchase price is allocated to the assets acquired and liabilities assumed based on their respective estimated fair values at September 30, 1994 (the assumed acquisition date for purposes of the pro forma consolidated balance sheet), including an adjustment for income tax effects for the difference between the assigned values and the tax basis of the assets and liabilities. As described in the related notes, estimates of the fair values of AFC's assets and liabilities have been consolidated with the recorded book values of the assets and liabilities of AGC. The purchase method of accounting has also been applied to the financial statements of WNC before recording AGC's 40% investment in WNC using the equity method of accounting.

     The unaudited pro forma consolidated financial statements will change due to the results of operations and varying market conditions from September 30, 1994 through the actual acquisition dates. Thus, prior to completion of accounting for the AFC and WNC acquisitions, changes to the purchase accounting adjustments included in the unaudited pro forma consolidated financial statements are anticipated as the valuations of acquired assets and assumed liabilities are finalized. Accordingly, the actual consolidated financial statements of AGC reflecting the AFC and WNC acquisitions will differ from the pro forma financial statements included herein. The unaudited pro forma consolidated financial statements are intended for informational purposes only and may not necessarily be indicative of AGC's future financial position or future results of operations.

     AGC anticipates first year cost savings of $8 million associated with centralizing AFC's investment management function at AGC immediately following the acquisition. This expected savings has been included in the pro forma consolidated financial statements (see Note N). AGC projects additional future cost savings, the extent and timing of which may vary from management's expectations. No adjustment has been included in the pro forma consolidated financial statements for these additional projected cost savings.

                          AMERICAN GENERAL CORPORATION

                                  (UNAUDITED)

NOTE B. ALLOCATION OF PURCHASE PRICE -- AFC

     The purchase price of AFC is allocated as follows:

                                  (IN MILLIONS)
        Net assets of AFC at September 30, 1994..........................     $ 1,353
        Less dividend paid prior to acquisition..........................        (250)
                                                                              -------
        Net assets purchased.............................................       1,103
                                                                              -------
        Increase (decrease) in AFC's net asset value at September 30,
          1994 to estimated fair value:
             Held-to-maturity fixed maturity securities..................        (262)
             Mortgage loans on real estate...............................         (33)
             Deferred policy acquisition costs...........................        (499)
             Cost of insurance purchased (historical)....................        (177)
             Cost of insurance purchased.................................         836
             Acquisition-related goodwill................................         (81)
             Income tax liabilities......................................          58
                                                                              -------
                  Total estimated fair value adjustments.................        (158)
        Acquisition-related costs (see Note E)...........................         (25)
                                                                              -------
                  Purchase price.........................................     $   920
                                                                              =======

     Each of the above allocations is described in more detail in the following notes to the pro forma consolidated financial statements.

     As explained in Note A, purchase accounting adjustments will change as additional information becomes available, affecting the ultimate allocation of the purchase price.

NOTE C. ALLOCATION OF PURCHASE PRICE -- WNC

     The purchase price of WNC is allocated as follows:

                                  (IN MILLIONS)
        40% of net assets of WNC at September 30, 1994...................      $ 168
        Increase (decrease) in WNC's net asset value at September 30,
          1994 to estimated fair value:
             Deferred policy acquisition costs...........................       (148)
             Cost of insurance purchased (historical)....................        (42)
             Cost of insurance purchased.................................        232
             Acquisition-related goodwill................................         94
             Insurance and annuity liabilities...........................        (23)
             Income tax liabilities......................................         (7)
                                                                               -----
                  Total estimated fair value adjustments.................        106
                                                                               -----
                  Purchase price.........................................      $ 274
                                                                               =====

     The investment in WNC is reported using the equity method of accounting.

                          AMERICAN GENERAL CORPORATION

                                  (UNAUDITED)

NOTE D. DIVIDEND

     Prior to AGC's purchase of AFC, AFC paid a cash dividend of $250 million to its shareholder (see Note A). For purposes of the pro forma consolidated financial statements, the dividend was assumed to be funded by liquidating $245 million of equity securities and $5 million of fixed maturity securities.

NOTE E. FIXED MATURITY SECURITIES AND MORTGAGE LOANS ON REAL ESTATE

     AFC's fixed maturity securities and mortgage loans on real estate are restated to fair value as of the assumed date of the acquisition to reflect discounts of $262 million and $33 million, respectively. In addition, all fixed maturity securities are classified as available-for-sale.

     Available-for-sale fixed maturity securities are also adjusted to reflect the liquidation of securities (assuming no gain or loss) to fund projected transaction costs of $25 million (pretax). Such transaction costs include $7 million for legal and investment banking expenses and $18 million in one-time costs to achieve expense reductions, the full extent and timing of which have not been determined.

NOTE F. DEFERRED POLICY ACQUISITION COSTS (DPAC) AND HISTORICAL COST OF
        INSURANCE PURCHASED (CIP)

     DPAC and historical CIP of AFC are eliminated since these amounts are reflected in the determination of the new CIP (see Note G).

NOTE G. NEW CIP

     CIP reflects the estimated fair value of the business in force and represents the portion of the purchase price that is allocated to the value of the right to receive future cash flows from insurance contracts existing at the assumed date of the acquisition. Such value is the actuarially-determined amount that, when amortized into income, results in expected earnings that meet the profit objective of AGC. This profit objective is an expected aftertax rate of return of 13.5% on capital required to support the business in force. This rate of return is believed to be appropriate based on considerations of the relative risk associated with realizing the expected cash flows, the cost of capital to AGC to fund the acquisition, and the operating environment of AFC, namely, the regulatory and tax factors affecting future profitability and the profit objectives of AGC for newly issued policies.

     The value allocated to CIP is based on a preliminary valuation; accordingly, this amount may be adjusted after final determination of the value. On a pro forma basis, assuming that the acquisition occurred at September 30, 1994, expected gross amortization using current assumptions and accretion of interest based on an interest rate equal to the liability or contract rate (5% to 8%), for each of the years in the five-year period ending September 30, 1999, is as follows:

    (IN MILLIONS)
              YEAR ENDING             BEGINNING       GROSS         ACCRETION         NET         ENDING
             SEPTEMBER 30,             BALANCE     AMORTIZATION    OF INTEREST    AMORTIZATION    BALANCE
            ---------------           ---------    ------------    -----------    ------------    -------
      1995..........................    $ 836          $106            $63            $ 43         $ 793
      1996..........................      793           102             60              42           751
      1997..........................      751            97             56              41           710
      1998..........................      710            93             53              40           670
      1999..........................      670            88             50              38           632

                          AMERICAN GENERAL CORPORATION

                                  (UNAUDITED)

NOTE H. ACQUISITION-RELATED GOODWILL

     Goodwill recorded on AFC's historical consolidated financial statements is eliminated under purchase accounting. No goodwill is associated with the acquisition because the excess of the cost of the investment in AFC over the fair value of the tangible net assets acquired is fully reflected in CIP.

NOTE I. DEBT AND PREFERRED STOCK OF SUBSIDIARY

     Short-term and long-term debt and preferred stock of subsidiary are increased at September 30, 1994 to reflect the expected components of the permanent financing of the AFC acquisition. At closing, the transaction was financed by short-term floating-rate debt at an average rate of 6%. The pro forma consolidated financial statements reflect the expected permanent financing of the transaction, as follows:

    (IN MILLIONS)                                                       AMOUNT         ASSUMED
                             TYPE OF ISSUE                            OUTSTANDING       RATE
                             -------------                            -----------      -------
    Short-term floating-rate debt..................................      $ 220           6.25%
    Long-term fixed-rate corporate debt............................        300           8.40%
    Preferred stock of subsidiary..................................        400           9.00%
                                                                        ------
              Total................................................      $ 920
                                                                     =========

     The assumed floating rate for short-term debt, expected to be issued on a staggered maturity basis, is based on an average of AGC's current 30 day and 90 day rates. The assumed rate for the long-term fixed-rate corporate debt is based on the current 10 year Treasury rate plus 75 basis points. The assumed rate for the preferred stock of subsidiary is based on current estimates from investment bankers.

NOTE J. INCOME TAX LIABILITIES

     All of the applicable pro forma consolidated financial statement adjustments, except goodwill amortization, are tax effected at an assumed effective income tax rate of 36% for AFC and 35% for WNC.

NOTE K. SHAREHOLDERS' EQUITY

     Shareholder's equity recorded on AFC's historical consolidated financial statements is eliminated in consolidation.

NOTE L. INVESTMENT IN WNC

     The purchase of 24,947,500 shares of WNC, representing 40% of the outstanding shares, was funded as follows:

                                  (IN MILLIONS)
    Sale of equity securities................................................      $  59
    Sale or maturity of short-term investments...............................         39
    Issuance of short-term debt..............................................        176
                                                                                  ------
              Total..........................................................      $ 274
                                                                               =========

                          AMERICAN GENERAL CORPORATION

                                  (UNAUDITED)

NOTE M. ACCRETION OF DISCOUNT ON FIXED MATURITY SECURITIES AND MORTGAGE LOANS ON
        REAL ESTATE

     The difference between the amortized cost of the AFC fixed maturity securities and mortgage loans and their fair values at the assumed acquisition date will be accreted to income on an effective yield basis over the remaining lives of the individual fixed maturity securities and mortgage loans acquired.

     Expected accretion of the discount on fixed maturity securities and mortgage loans for the next five years is $5 million, $8 million, $12 million, $16 million, and $19 million (pretax), respectively.

NOTE N. NET INVESTMENT INCOME

     The liquidation by AFC of its securities to fund the $250 million cash dividend prior to the acquisition (see Note D) is expected to reduce net investment income by $8 million (pretax) per year.

     The liquidation of $25 million of fixed maturity securities to fund transaction costs (see Note E) is expected to reduce interest income by $2 million (pretax) per year.

     Annual projected expense savings of $8 million, associated with centralizing AFC's investment management function at AGC immediately following the acquisition, are included in the pro forma consolidated financial statements for the nine months ended September 30, 1994 and the year ended December 31, 1993.

NOTE O. REALIZED INVESTMENT GAINS

     Realized investment losses of $20 million and realized investment gains of $27 million (pretax) on equity securities, recorded by AFC in 1994 and 1993, respectively, are reversed since the equity securities were liquidated prior to the acquisition to fund the cash dividend to AFC's shareholder (see Note D). For purposes of the pro forma consolidated financial statements, the dividend is assumed to occur on January 1, 1993.

     Realized investment gains of $16 million and $66 million (pretax) on fixed maturity securities recorded by AFC in 1994 and 1993, respectively, are reversed for purposes of the pro forma consolidated financial statements, since they will not be a component of total revenues in the future. The gains realized by AFC were indicative of the low interest rate environment that prevailed throughout 1993 and early 1994. Assuming the transaction occurred at January 1, 1993, these gains would not have been realized because AGC's purchased bases in the securities sold would have been higher.

NOTE P. AMORTIZATION EXPENSE -- DPAC, CIP, AND ACQUISITION-RELATED GOODWILL

     The expense recorded on AFC's historical consolidated financial statements for the amortization of DPAC, historical CIP, and acquisition-related goodwill is reversed to reflect the elimination of the related intangible assets (see Notes F and H).

NOTE Q. AMORTIZATION OF CIP

     CIP is amortized in relation to estimated profits on the policies purchased with interest equal to the liability or contract rates (5% to 8%)(see Note G).

                          AMERICAN GENERAL CORPORATION

                                  (UNAUDITED)

NOTE R. INTEREST EXPENSE AND DIVIDENDS ON PREFERRED STOCK OF SUBSIDIARY

     Interest expense is increased to reflect the issuance of long-term fixed-rate corporate debt and short-term floating-rate debt in connection with the expected permanent financing of the AFC acquisition (see Note I). The components of pretax interest expense are as follows:

                                                                                        ANNUAL
    (IN MILLIONS)                                           ASSUMED       AMOUNT        INTEREST
                        TYPE OF ISSUE                        RATE       OUTSTANDING     EXPENSE
    ------------------------------------------------------  -------     -----------     -------
    Short-term floating-rate debt.........................    6.25%        $ 220          $14
    Long-term fixed-rate corporate debt...................    8.40%          300           25
                                                                        -----------     -------
                                                                           $ 520          $39
                                                                        =========       ======

     A 1% increase/decrease in short-term floating-rate debt would increase/decrease pro forma interest expense by approximately $2 million (pretax) per year.

     Dividends on preferred stock of subsidiary are assumed to be at a pretax rate of 9.00% on $400 million of preferred stock issued in connection with the expected permanent financing of the AFC acquisition. The dividends are shown net of a $13 million tax benefit per year to reflect the tax deductibility of these dividends (see Note I).

NOTE S. INTEREST EXPENSE AND NET INVESTMENT INCOME -- WNC

     Interest expense is increased, and net investment income is reduced, to reflect the liquidation of investments and the issuance of short-term debt to fund the acquisition of the 40% interest in WNC (see Note L). Interest expense of $11 million is calculated at an assumed rate of 6.25% per year on $176 million of short-term debt. Foregone net investment income is calculated as follows:

                                                                                      ANNUAL
                                                                                     FOREGONE
                                                                                       NET
    (IN MILLIONS)                                            ASSUMED     AMOUNT     INVESTMENT
                      TYPE OF ISSUE SOLD                      RATE        SOLD        INCOME
    -------------------------------------------------------  -------     ------     ----------
    Equity securities......................................  3.37%        $ 59          $2
    Short-term investments.................................  6.25%          39           2
                                                                                        --
                                                                         ------
                                                                          $ 98          $4
                                                                         ======     ========

NOTE T. EQUITY IN EARNINGS OF WNC

     AGC records 40% of earnings of WNC, adjusted for purchase accounting and other pro forma adjustments. The equity in earnings of WNC is tax effected by AGC at 35%, less an estimated dividends received deduction.

                          AMERICAN GENERAL CORPORATION

                                  (UNAUDITED)

     The equity in earnings of WNC and AGC's related tax expense are calculated as follows:

                                                         NINE MONTHS ENDED         YEAR ENDED
                         (IN MILLIONS)                   SEPTEMBER 30, 1994     DECEMBER 31, 1993
                                                         ------------------     -----------------
        40% of WNC's earnings..........................         $ 28                  $  48
        Purchase accounting adjustments:
          Reversal of amortization expense.............            5                      7
          Accretion of discount on fixed maturity
             securities................................            5                      6
          Release of reserves..........................            1                      1
          Amortization of CIP..........................          (15)                   (24)
        Pro forma adjustments:
          Reduction in investment management fee.......            2                      3
          Reversal of realized investment
             gains/losses..............................            2                     (3)
          Reversal of trading gains....................           (1)                   (20)
                                                              ------                 ------
        Taxable adjustments............................           (1)                   (30)
        Tax effect on above adjustments................            -                     11
        Amortization of goodwill.......................           (3)                    (5)
                                                              ------                 ------
                  Equity in earnings of WNC............           24                     24
        AGC tax on undistributed earnings*.............            8                      7
                                                              ------                 ------
                  Net aftertax equity in earnings of
                    WNC................................         $ 16                  $  17
                                                              ======                 ======

        *Reflects dividends received deduction.

     Dividends received from WNC, at an assumed annual rate of $.16/share or $1 million per quarter, reduce AGC's investment in WNC and have no impact on the pro forma consolidated statement of income, except for the dividends received deduction.

     (c) Exhibits.

          The following documents are filed as exhibits to this report in accordance with Item 601 of Regulation S-K.

    Exhibit  2   Stock Purchase Agreement between American General Corporation and American
                 Brands, Inc., dated as of November 29, 1994.
    Exhibit 23   Consent of Coopers & Lybrand L.L.P.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            AMERICAN GENERAL CORPORATION

                                            By:     /s/  AUSTIN P. YOUNG
                                                       Austin P. Young
                                                  Senior Vice President and
                                                   Chief Financial Officer

Dated: February 14, 1995

                               INDEX TO EXHIBITS

EXHIBIT
 NUMBER                                        DESCRIPTION
- --------   -----------------------------------------------------------------------------------
     2     Stock Purchase Agreement between American General Corporation and American Brands,
           Inc., dated as of November 29, 1994.
    23     Consent of Coopers & Lybrand L.L.P.